Exhibit 10.2

CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

AMENDMENT NO. 1
TO TRANSFER AGREEMENT
This Amendment No. 1 (the “Amendment”), dated as of January 18, 2018 (the “Amendment Effective Date”), is by and among:
(i)    OCWEN LOAN SERVICING, LLC, a Delaware limited liability company (“Seller”);
(ii)    NEW RESIDENTIAL MORTGAGE LLC, a Delaware limited liability company (“Purchaser”);
(iii)    OCWEN FINANCIAL CORPORATION, a Delaware corporation (“Ocwen Parent”); and
(iv)    NEW RESIDENTIAL INVESTMENT CORP., a Delaware corporation (“Purchaser Parent” and collectively, the “Parties”).
WITNESSETH:
WHEREAS, Seller, Purchaser, Ocwen Parent and Purchaser Parent are parties to that certain Transfer Agreement, dated as of July 23, 2017 (as amended or modified prior to the Amendment Effective Date, the “Transfer Agreement”);
WHEREAS, the Seller, the Purchaser, HLSS Holdings, LLC and HLS – MSR EBO Acquisition LLC are entering that certain New RMSR Agreement dated as of the date hereof (the “New RMSR Agreement”);
WHEREAS, the Parties hereto desire to amend the Transfer Agreement to address the transactions contemplated in the New RMSR Agreement; and
WHEREAS, Ocwen Mortgage Servicing, Inc. (“OMS”), the parent corporation of Seller, (i) has reviewed, analyzed, and approved this transaction and (ii) has authorized and caused Seller to enter into this Amendment;
NOW, THEREFORE, in connection with the foregoing, in consideration of the promises and the mutual covenants herein contained, the Parties hereby agree as follows:
Section 1.Amendments to Transfer Agreement. The Transfer Agreement is hereby amended as follows:
1.1    The definition of “Applicable Requirements” in Section 1.01 of the Transfer Agreement is hereby deleted in its entirety and replaced with the following:
“Applicable Requirements”: As of the time of reference, with respect to the applicable capacity of Seller as set forth in Exhibit B, (i) all applicable legal and contractual obligations (including by operation of law) of the Seller and its Affiliates with respect to the Mortgage Loans and the applicable Servicing Rights, including without limitation the applicable contractual obligations contained in this Agreement, the Servicing Agreements, the MSR Purchase Agreement and the Sale Supplements (to the extent relating to the period prior to the “Effective Date” as defined in the New RMSR Agreement), the Servicing Addendum (to the extent relating to the period following the “Effective Date” as defined in the New RMSR Agreement) and in any agreement with any Insurer, Investor or other Person or in the Mortgage Loan Documents; (ii) all federal, state and local legal and regulatory requirements (including, without limitation, laws, statutes, rules, regulations and ordinances) applicable to the Seller and the applicable Servicing Rights, including without limitation the applicable requirements and guidelines of any Investor or Insurer, the Consumer Financial Protection Bureau, or any other governmental agency, board, commission, instrumentality or other governmental or quasi-governmental body or office; (iii) all other judicial and administrative judgments, orders, stipulations, consent decrees, awards, writs and injunctions applicable to the Seller, the applicable Servicing Rights and the Mortgage Loans, and (iv) the terms of the related Mortgage Instruments and Mortgage Notes.
1.2    The definition of “Confidential Information” in Section 1.01 of the Transfer Agreement is hereby deleted in its entirety and replaced with the following:
“Confidential Information”: Any and all information regarding the transactions contemplated by this Agreement, Consumer Information, the proprietary, confidential and non-public information or material relating to the business (including business practices) of the Disclosing Party (or the Disclosing Party’s clients and investors), information regarding the financial condition, operations and prospects of the Disclosing Party, and any other information that is disclosed to one party by or on behalf of the other party or any of their respective Affiliates or representatives, either directly or indirectly, in writing, orally or by drawings or by permitting inspection of documents or other tangible expression, whether exchanged before or after the date of this Agreement, and contained in any medium, which the Disclosing Party considers to be non-public, proprietary or confidential. Confidential Information includes (but is not limited to) all (a) information relating to the Purchasers’ interest in the Rights to MSRs (as defined in the Sale Supplements) and/or Excess Servicing Fee (as defined in the New RMSR Agreement) or the amount, characteristics or performance of the Mortgage Loans or any economic or noneconomic terms of this Agreement, (b) information relating to research and development, discoveries, formulae, inventions, policies, guidelines, displays, specifications, drawings, codes, concepts, practices, improvements, processes, know-how, patents, copyrights, trademarks, trade names, trade secrets, and any application for any patent, copyright or trademark; and (c) descriptions, financial and statistical data, business plans, data, pricing, reports, business processes, recommendations, accounting information, identity of suppliers, business relationships, personnel information, technical specifications, computer hardware or software, information systems, customer lists, costs, product concepts and features, corporate assessments strategic plans, services, formation of investment strategies and policies, other plans, or proposals, and all information encompassed in the foregoing. Information relating to the Disclosing Party’s consultants, employees, clients, investors, customers, members, vendors, research and development, software, financial condition or marketing plans is also considered Confidential Information.
1.3    The definition of “Consent Non-Delivery Determination Date” in Section 1.01 of the Transfer Agreement is hereby deleted in its entirety.
1.4    The definition of “Consumer Information” in Section 1.01 of the Transfer Agreement is hereby deleted in its entirety and replaced with the following:
“Consumer Information”: Any personally identifiable information relating to a     Mortgagor which is considered “nonpublic personal information” of “customers” or     “consumers” as those terms are defined in the GLBA.
1.5    The definition of “Governmental Authority” in Section 1.01 of the Transfer Agreement is hereby deleted in its entirety and replaced with the following:
“Governmental Authority”: Any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government having authority in the United States, whether federal, state, or local.
1.6    The definition of “Non-Consented Servicing Rights” in Section 1.01 of the Transfer Agreement is hereby deleted in its entirety and replaced with the following:
“Non-Consented Servicing Rights”: Any Servicing Rights with respect to which the Required Consent has not been obtained.

1.7    The definition of “Person” in Section 1.01 of the Transfer Agreement is hereby deleted in its entirety and replaced with the following:
“Person”: Any individual, association, corporation, limited liability company, partnership, limited liability partnership, trust, or any other entity or organization, including any Governmental Authority.
1.8    The definition of “Subservicing Agreement” in Section 1.01 of the Transfer Agreement is hereby deleted in its entirety and replaced with the following:
“Subservicing Agreement”: The NRM Subservicing Agreement and the Shell Point Subservicing Agreement (each as defined in the Servicing Addendum), as applicable.
1.9    The definition of “Termination Party” in Section 1.01 of the Transfer Agreement is hereby deleted in its entirety and replaced with the following:
“Termination Party”: As defined in the Servicing Addendum.
1.10    The Transfer Agreement is hereby amended by deleting the capitalized term “Master Agreement” and replacing it with “New RMSR Agreement” wherever occurring in the definitions of “Designated Event”, “MSR Purchase Agreement”, “MSRPA Servicing Agreement” and “Sale Supplement” and in Section 11.07.
1.11    Section 1.01 of the Transfer Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:
“Confidentiality Agreement”: As defined in the New RMSR Agreement.
“New RMSR Agreement”: That certain New RMSR Agreement, dated as of January 18, 2018, by and among the Seller, the Purchaser, HLSS Holdings, LLC and HLSS MSR – EBO Acquisitions LLC, as amended, supplemented or otherwise modified from time to time.
“Servicing Addendum”: That certain Servicing Addendum attached as Annex 1 to the New RMSR Agreement.
1.12    Section 2.04 of the Transfer Agreement is hereby amended by inserting the word “Agreement” following the word “Subservicing” where it appears therein.
1.13    Section 4.12.14 of the Transfer Agreement is hereby deleted in its entirety and replaced with the following:
4.12.14 Accuracy of Data. The information with respect to the Mortgage Loans and Servicing Rights included in the March Data Tape (solely with respect to Servicing Rights with respect to which the Seller has received the related Lump-Sum Payment (as defined in the Master Agreement) or the related Fee Restructuring Payment (as defined in the New RMSR Agreement)) and the Data Tape provided to the Purchaser with respect to such Transfer Date, are true and accurate in all material respects as of the dates specified therein.
1.14    Section 6.01 of the Transfer Agreement is hereby deleted in its entirety and replaced with the following:
Section 6.01    Required Consents.

(a) The transfer of the Servicing Rights pursuant to Article II hereof and the appointment of the Subservicer as subservicer for the Mortgage Loans are subject to obtaining the applicable Required Consents on or before the applicable Transfer Date. Seller and Purchaser shall comply with the provisions of Section 5.1 of the New RMSR Agreement in connection with obtaining such consents. The Seller will instruct the holders of any Required Consents, any rating agencies, custodians, trustees and their representatives and advisors to (i) recognize the Purchaser as a full, interested party in the relevant servicing transaction, (ii) include the Purchaser in correspondence, and (iii) provide to the Purchaser and its advisors and representatives with full access to all documentation, in each case regarding servicing transfers in respect of the MSRPA Servicing Agreements.
(b) The costs and expenses of the Seller and the Purchaser in connection with, arising out of or relating to the transfer of the Servicing Rights shall be payable pursuant to the terms of the New RMSR Agreement (for all transfers occurring on or after the effective date of the New RMSR Agreement) and the Master Agreement (for all transfers occurring prior to the effective date of the New RMSR Agreement).
1.15    Section 6.07 of the Transfer Agreement is hereby deleted in its entirety and replaced with the following:
Section 6.07 Ordinary Course Servicing. The Seller shall continue to service (or, as applicable, shall continue to cause to have serviced) the Mortgage Loans pursuant to the terms and conditions of the MSR Purchase Agreement and the Sale Supplements (to the extent relating to the period prior to the “Effective Date” as defined in the New RMSR Agreement) and the Servicing Addendum (to the extent relating to the period following the “Effective Date” as defined in the New RMSR Agreement) and in compliance with all Applicable Requirements and Accepted Servicing Practices, up to the transfer of the Servicing Rights on the applicable Transfer Date. Subject to the foregoing, the Seller will use commercially reasonably efforts to not take or omit to take any actions that could reasonably be expected to cause a Material Adverse Effect to the Servicing Rights and related assets and liabilities prior to the applicable Transfer Date.
1.16    Section 8.05 of the Transfer Agreement is hereby deleted in its entirety and replaced with the following:
Section 8.05 Reserved.
1.17    Clause (c) of Section 10.01 of the Transfer Agreement is hereby deleted in its entirety and replaced with the following:
(c)    This Agreement shall automatically terminate on the date on which the Subservicing Agreement is terminated pursuant to the terms thereof (other than in connection with a Designated Event), in each case solely with respect to any Servicing Rights with respect to which the Transfer Date has not occurred as of such date.
1.18    Clause (b) of Section 11.05(b) of the Transfer Agreement is hereby deleted in its entirety and replaced with the following
(b)     This Agreement may not be assigned or otherwise transferred by operation of law or otherwise by Purchaser or Seller without the express written consent of all parties to this Agreement and any such assignment or attempted assignment without such consent shall be void; provided, however, that (i) Purchaser may pledge its rights to any Person providing financing to such Purchaser or its Affiliates without the express written consent of Seller, (ii) without limiting any other transfers that otherwise do not require the consent of Seller, following a Transfer Date, Purchaser or any assignee or transferee thereof may transfer all or any interest in the Rights to MSRs or any Transferred Receivables Assets to any Person without the express written consent of Seller and (iii) Purchaser may assign or otherwise transfer any of its rights and obligations hereunder, in whole or in part, without the consent of Seller to (x) Shellpoint Mortgage Servicing on or after the date that Shellpoint Mortgage Servicing is a direct or indirect wholly owned subsidiary of New Residential Investment Corp., or (y) any other direct or indirect wholly-owned subsidiary of Purchaser Parent; provided that in each case such entity has been approved by and is in good standing with Fannie Mae, Freddie Mac and each applicable State Agency, as necessary, in order to acquire the Servicing Rights hereunder, in any case, so long as such assignment and transfer does not materially delay the occurrence of the Transfer Dates contemplated by the New RMSR Agreement and this Agreement.
1.19    Section 11.19 of the Transfer Agreement is hereby deleted in its entirety and replaced with the following:
Section 11.19 Confidentiality.
(a)    Each Party acknowledges that it may, in the course of performing its responsibilities under this Agreement, be exposed to or acquire Confidential Information that is proprietary to or confidential to the other Party, its Affiliates, their respective clients and investors or to third parties to whom the other Party owes a duty of confidentiality. The party providing Confidential Information in each case shall be called the “Disclosing Party” and the party receiving the Confidential Information shall be called the “Recipient”. With respect to all such Confidential Information, the Recipient shall (i) act in accordance and comply with all Applicable Requirements as defined in the Servicing Addendum (including, without limitation, security and privacy laws with respect to its use of such Confidential Information), (ii) maintain, and shall require all third parties that receive Confidential Information from the Recipient as permitted hereunder to maintain, effective information security measures to protect Confidential Information from unauthorized disclosure or use, and (iii) provide the Disclosing Party with information regarding such security measures upon the reasonable request of the Disclosing Party and promptly provide the Disclosing Party with information regarding any material failure of such security measures or any security breach relating to the Disclosing Party’s Confidential Information. The Recipient shall hold the Disclosing Party’s Confidential Information in strict confidence, exercising no less care with respect to such Confidential Information than the level of care exercised with respect to the Recipient’s own similar Confidential Information and in no case less than a reasonable standard of care, and shall not copy, reproduce, summarize, quote, sell, assign, license, market, transfer or otherwise dispose of, give or disclose such information to third parties or use such information for any purposes other than the provision of the services to the Disclosing Party without the prior written authorization of the Disclosing Party. In addition, the Recipient shall not use the Confidential Information to make any contact with any of the parties identified in the Confidential Information without the prior authorization of the Disclosing Party, except in the course of performing its obligations under the terms of this Agreement.
(b)    The Recipient may disclose the Disclosing Party’s Confidential Information only (i) to its and its Affiliates’ officers, directors, attorneys, accountants, employees, agents and representatives and, with respect to the Purchaser only, rating agencies, consultants, bankers, financial advisors and potential financing sources (collectively, “Confidential Representatives”) who need to know such Confidential Information and who are subject to a duty of confidentiality (contractual or otherwise) with respect to such Confidential Information, (ii) to those Persons within the Recipient’s organization directly involved in the transactions contemplated in this Agreement, and who are bound by confidentiality terms substantially similar to the terms set forth herein (iii) to the Recipient’s regulators and examiners, (iv) as required by Applicable Requirements, (v) to the extent such Recipient determines reasonably necessary or appropriate to defend itself in connection with a legal proceeding regarding the transactions contemplated in this Agreement; provided that Confidential Information may not be disclosed pursuant to this clause (v) without prior notice to the Disclosing Party and the Recipient shall use reasonable efforts to cooperate with the Disclosing Party’s reasonable requests to protect and preserve the confidential nature of such Confidential Information and (vi) in the case of any Purchaser, and subject to, and otherwise limited to the information provided pursuant to, Section 2.1(e) of the Servicing Addendum, to a backup servicer. The Recipient shall be liable for any breach of its confidentiality obligations and the confidentiality obligations of its Confidential Representatives.
(c)    The Parties shall not, without the other Party’s prior written authorization, publicize, disclose, or allow disclosure of any Confidential Information about the other Party, its present or former partners, managing directors, directors, officers, employees, agents or clients, its or their business and financial affairs, personnel matters, operating procedures, organization responsibilities, marketing matters and policies or procedures, with any reporter, author, producer or similar Person or entity, or take any other action seeking to publicize or disclose any such information in any way likely to result in such information being made available to the general public in any form, including books, articles or writings of any other kind, as well as film, videotape, audiotape, or any other medium except as required by Applicable Requirements.
(d)    The parties agree that any information provided hereunder shall be subject to the terms of the Confidentiality Agreement; provided that if there exists any conflict between the Agreement and the terms of the Confidentiality Agreement, the Confidentiality Agreement shall control (except as provided in Section 11.19(f) below). Furthermore, the parties agree that the terms of this Section 11.19 and the Confidentiality Agreement shall be binding on New Residential Investment Corp. and any of its affiliates (including Shellpoint Mortgage Servicing on or after the date that Shellpoint Mortgage Servicing is a direct or indirect wholly owned subsidiary of New Residential Investment Corp.), and the Confidentiality Agreement shall be incorporated into this Agreement for purposes of confidentiality.
(e)    The obligations under this Section 11.19 shall survive the termination of this Agreement.
(f) Notwithstanding any contrary terms in the Confidentiality Agreement, the obligations under the Confidentiality Agreement shall survive indefinitely after the expiration or termination of the Sale Supplements.
1.20    Section 11.25 of the Transfer Agreement is hereby amended by adding the following as subsection (d):
(d)    Ocwen Parent waives any and all notice of the creation, renewal or extension or accrual of any of the obligations of Seller hereunder (the “Ocwen Obligations”) and notice of or proof of reliance by Purchaser upon this Section 11.25 or acceptance of this Section 11.25, the Ocwen Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Agreement; and all dealings between Seller or Ocwen Parent, on the one hand, and Purchaser, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. Ocwen Parent waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Seller or this Agreement with respect to the Ocwen Obligations. This Section 11.25 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Agreement, any of the Ocwen Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Purchaser, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Seller against Purchaser or Purchaser Parent, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of Purchaser or Ocwen Parent) which constitutes, or might be construed to constitute, an equitable or legal discharge of Seller for the Ocwen Obligations, or of Ocwen Parent under this Section 11.25, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against Ocwen Parent, Purchaser may, but shall be under no obligation to, pursue such rights and remedies that it may have against Seller or any other Person or against any collateral security or guarantee for the Ocwen Obligations or any right of offset with respect thereto, and any failure by Purchaser to pursue such other rights or remedies or to collect any payments from Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve Ocwen Parent of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Purchaser against Ocwen Parent. This Section 11.25 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Ocwen Parent and its successors and assigns, and shall inure to the benefit of Purchaser and its successors and assigns, until all the Ocwen Obligations under this Agreement shall have been satisfied by payment in full.
1.21    Section 11.26 of the Transfer Agreement is hereby amended by adding the following as subsection (d):
(d)    Purchaser Parent waives any and all notice of the creation, renewal or extension or accrual of any of the obligations of Purchaser hereunder (the “NRM Obligations”) and notice of or proof of reliance by Seller upon this Section 11.26 or acceptance of this Section 11.26, the NRM Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Agreement; and all dealings between Purchaser or Purchaser Parent, on the one hand, and Seller, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. Purchaser Parent waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Purchaser or this Agreement with respect to the NRM Obligations. This Section 11.26 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Agreement, any of the NRM Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Seller, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Purchaser against Seller or Ocwen Parent, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of Seller or Purchaser Parent) which constitutes, or might be construed to constitute, an equitable or legal discharge of Purchaser for the NRM Obligations, or of Purchaser Parent under this Section 11.26, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against Purchaser Parent, Seller may, but shall be under no obligation to, pursue such rights and remedies that it may have against Purchaser or any other Person or against any collateral security or guarantee for the NRM Obligations or any right of offset with respect thereto, and any failure by Seller to pursue such other rights or remedies or to collect any payments from Purchaser or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Purchaser or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve Purchaser Parent of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Seller against Purchaser Parent. This Section 11.26 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Purchaser Parent and its successors and assigns, and shall inure to the benefit of Seller, and its successors and assigns, until all the NRM Obligations under this Agreement shall have been satisfied by payment in full.
1.22    Schedule 4.12.15 of the Transfer Agreement is hereby deleted in its entirety and replaced by Schedule 4.12.15 attached hereto.
Section 2.    Miscellaneous.
2.1    Limited Effect. Upon the effectiveness of this Amendment, each reference in the Transfer Agreement to “the Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Transfer Agreement as amended hereby, and each reference the Transfer Agreement in any other document, instrument or agreement, executed and/or delivered in connection with any transaction contemplated in the Transfer Agreement shall mean and be a reference to the Transfer Agreement as amended hereby. Except as expressly set forth above or in the attachments hereto, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, claim, cause of action, power or remedy of any party hereto, whether arising before or after the Amendment Effective Date, or constitute a waiver of any provision of any other agreement.
2.2    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but the same instrument. Any signature page to this Amendment containing a manual signature may be delivered by facsimile transmission or other electronic communication device capable of transmitting or creating a printable written record, and when so delivered shall have the effect of delivery of an original manually signed signature page.
2.3    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
2.4    Definitions. Capitalized terms used but not defined herein have the meaning set forth in the Transfer Agreement.

2.5    Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.
2.6    Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
2.7    Further Assurances. Each party hereto shall execute and deliver in a reasonable timeframe such reasonable and appropriate additional documents, instruments or agreements and take such reasonable actions as may be necessary or appropriate to effectuate the purposes of this Amendment at the request of any other party hereto.
2.8    No Strict Construction. The Parties agree that the language used in this Amendment is the language chosen by the Parties to express their mutual intent and that no rule of strict construction is to be applied against any party. The Parties and their respective counsel have reviewed and negotiated the terms of this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed and delivered by its respective signatory thereunto duly authorized as of the date above written.

OCWEN LOAN SERVICING, LLC, as Seller
By: _/s/ Michael R. Bourque, Jr._______________
Name: Michael R. Bourque, Jr.
Title: Chief Financial Officer

NEW RESIDENTIAL MORTGAGE LLC, as Purchaser

By:	New Residential Investment Corp., its sole member

By: _/s/ Michael Linn _____________________
Name: Michael Linn
Title: Attorney-In-Fact and Authorized Signatory

OCWEN FINANCIAL CORPORATION, as Ocwen Parent
By: _/s/ Arthur C. Walker, Jr.______________
Name: Arthur C. Walker, Jr.
Title: Senior Vice President

NEW RESIDENTIAL INVESTMENT CORP., as Purchaser Parent

By: _/s/ Michael Linn _____________________
Name: Michael Linn
Title: Attorney-In-Fact and Authorized Signatory

Signature Page to Amendment No. 1 to Transfer Agreement

Schedule 4.12.15

Selected Servicing Agreements with Incurred Losses
THIS PAGE AND THE FOLLOWING THREE PAGES OF THIS SCHEDULE HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

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Schedule 4.12.15